As filed with the Securities and Exchange Commission on August 5, 2026  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coherus Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3615821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coherus Oncology, Inc. Amended and Restated 2014 Equity Incentive Award Plan

(Full Title of the Plan)

Dennis M. Lanfear

President and Chief Executive Officer

Coherus Oncology, Inc.

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter, Esq. Drew Capurro, Esq. Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, CA 94063 (650) 328-4600	Bryan McMichael Chief Financial Officer 333 Twin Dolphin Drive, Suite 600 Redwood City, CA 94065 (650) 649-3530

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,700,000 shares of common stock of Coherus Oncology, Inc. (the “Registrant”), par value $0.0001 per share, reserved for issuance under the Registrant’s Amended and Restated 2014 Equity Incentive Award Plan (together with previous versions of such plan, and as may be further amended from time to time, the “2014 Plan”), as approved by the Registrant’s shareholders on May 27, 2026 for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-200593, 333-203356, 333-209936, 333-216679, 333-222700, 333-229480, 333-236068, 333-251876, 333-262134, 333-269291, 333-278314 and 333-281394) are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 25, 2014 (File No. 333-200593), April 10, 2015 (File No. 333-203356), March 4, 2016 (File No. 333-209936), March 14, 2017 (File No. 333-216679), January 25, 2018 (File No. 333-222700), February 1, 2019 (File No. 333-229480), January 24, 2020 (File No. 333-236068), January 4, 2021 (File No. 333-251876), January 13, 2022 (File No. 333-262134), January 18, 2023 (File No. 333-269291), March 28, 2024 (File No. 333-278314) and August 8, 2024 (File No. 333-281394) are incorporated by reference herein.

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	3.1	11/13/2014

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, effective as of May 29, 2025.	8-K	3.1	5/30/2025

3.3	Amended and Restated Bylaws of the Registrant.	8-K	3.1	11/18/2020

4.1	Specimen Common Stock Certificate.	S-1/A	4.2	10/24/2014

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1(a)#	Coherus Oncology, Inc. Amended and Restated 2014 Equity Incentive Award Plan.	10-Q	10.2	8/07/2025

99.1(b)#	Amendment to Coherus Oncology, Inc. Amended and Restated 2014 Equity Incentive Award Plan.				X

99.1(c)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11(b)	11/4/2014

99.1(d)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11(c)	11/4/2014

99.1(e)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11(d)	11/4/2014

107	Filing Fee Table.				X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on August 5, 2026.

COHERUS ONCOLOGY, INC.
By:	/s/ Dennis M. Lanfear
Dennis M. Lanfear
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dennis M. Lanfear and Bryan McMichael, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dennis M. Lanfear	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 5, 2026
Dennis M. Lanfear

/s/ Bryan McMichael	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026
Bryan McMichael

/s/ Lee N. Newcomer	Director	August 5, 2026
Lee N. Newcomer

/s/ Ali J. Satvat	Director	August 5, 2026
Ali J. Satvat

/s/ Mats Wahlström	Director	August 5, 2026
Mats Wahlström

/s/ Charles Newton	Director	August 5, 2026
Charles Newton

/s/ Michael Ryan	Director	August 5, 2026
Michael Ryan

/s/ Jill O’Donnell-Tormey	Director	August 5, 2026
Jill O’Donnell-Tormey

/s/ Rita Karachun	Director	August 5, 2026
Rita Karachun